UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         September 30, 2014

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD, SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Written Agreement

By an amendment dated as of September 30, 2014 (“Amendment No. 4”), Movado Group, Inc. (the “Company”), together with Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC, each a wholly-owned domestic subsidiary of the Company (together with the Company, the “Borrowers”), Bank of America, N.A. and Bank Leumi USA, as lenders (“Lenders”), and Bank of America, N.A., as agent,  amended the Amended and Restated Loan and Security Agreement previously entered into by and among the parties dated as of July 17, 2009 (as previously amended, the “Loan Agreement”).

Modifications to the Loan Agreement effected by Amendment No. 4 include the following:

●	The term of the Loan Agreement was extended through July 17, 2019.

●	The applicable margins for LIBOR rate loans and for base rate loans were reduced by 0.75%.

●	The amount of loan availability below which an FCCR Covenant Trigger Period occurs was reduced from $12.5 million to $7.5 million.

●
The definitions of Permitted Acquisition and Restricted Investment were made less restrictive by modifying as a condition that must be satisfied to qualify as a Permitted Acquisition and as an exception to the definition of Restricted Investment that, either (a) Borrowers’ cash assets are at least $60 million with no revolver loans outstanding, or (b) after giving effect to the acquisition or the investment, (i) the Consolidated Fixed Charge Coverage Ratio is at least 1.10 to 1.00, (ii) availability is greater than $7.5 million and (iii) domestic EBITDA plus repatriated cash dividends minus the Company’s open market purchases of its own securities is greater than $0.

●	The unused line fee was reduced by 0.125% .
●
The number of examinations of the Company’s books and records and the number of appraisals for which Borrowers are required to reimburse Lenders are fixed at two each for the term of the Loan Agreement unless Borrowers’ outstanding obligations under the facility exceed $5 million in which event Borrowers must pay for up to two examinations and up to one appraisal annually.

●
Borrowers are permitted to pay dividends and make share repurchases in an aggregate amount not exceeding $150 million (less the amount of any charitable contributions made), provided that no event of default has occurred and that, either Borrowers have cash assets of at least $60 million with no outstanding revolver loans or, for the four fiscal quarter period most recently ended prior to the proposed dividend payment or share repurchase date, the Borrowers have achieved an adjusted Consolidated Fixed Charge Coverage Ratio of at least 1.10 to 1.00, met a certain measure of domestic EBITDA and have pro forma availability greater than $7.5 million.

The guarantees and collateral securing the credit facility remain unchanged. The representations and warranties and events of default remain unchanged as well and, except as described above, the covenants and all other provisions of the Loan Agreement remain unchanged. Amendment No. 4 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of Amendment No. 4 is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

           (d)     Exhibits.

Exhibit No.	Description
10.1
Amendment No. 4 dated as of September 30, 2014  to Amended and Restated Loan and Security Agreement by and among Movado Group, Inc., Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC, as Borrowers, Bank of America, N.A. and Bank Leumi USA, as lenders, and Bank of America, N.A., as agent, dated as of July 17, 2009, as previously amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 2, 2014

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel